UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2005

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

7321 Lincoln Way, Garden Grove, California 92841
(Address of principal executive offices) (Zip Code)

714-898-0007
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 16, 2005, the Registrant determined, among other things, to adopt a plan for a retention bonus pool, payable only in the event of a change in control of the Registrant. The management personnel who participate shall include executive officers Creighton K. Early, Stephen J. Vukadinovich, and Michael P. Zachan, as well as Gregory S. Gower.  A description of the terms of this retention pool for management employees as originally adopted was filed as Exhibit 10.17, and is incorporated herein by this reference.

In order to help the Registrant minimize cash expenditures, the Registrant has modified, with the agreement of all participants in the pool, the retention bonus pool.  The participants have agreed to an exchange of cash for options in the retention bonus pool.

The options are options to purchase the Registrant’s common stock pursuant to the Registrant’s 1996 Stock Option Plan.  A description of the terms of these grants to the participants is attached hereto as Exhibit 10.17.1 and incorporated herein by this reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description

10.17	Description of Retention Bonus Pool*(1)

10.17.1	Description of Option Grants*

* Management compensatory plan or arrangement.

(1) Incorporated by reference to the Registrant’s Form 8-K filed February 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPAC Technologies Corp.

(Registrant)

Date May 23, 2005

/s/ Creighton K. Early

(Signature)

Creighton K. Early, Chief Executive Officer

(Name and Title)

EXHIBIT INDEX

Exhibit No.	Description

10.17	Description of Retention Bonus Pool*(1)

10.17.1	Description of Option Grants*

* Management compensatory plan or arrangement.

(1) Incorporated by reference to the Registrant’s Form 8-K filed February 23, 2005.